Exhibit 10.4

EXECUTION VERSION

Employee Confidentiality, Assignment and Restrictive Covenant Agreement

In consideration and as a condition of (i) my employment or continued employment by [NAME OF EMPLOYING ENTITY] (the “Employer,” and together with its ultimate parent WisdomTree, Inc. (“WisdomTree”) and each of their subsidiaries (whether or not wholly owned), other affiliates, successors and assigns, the “Company Entities”), (ii) my eligibility for the compensation and benefits from the Employer, (iii) the Confidential Information to which I will have access to in the course of my employment with the Employer, and (iv) the opportunity to participate in WisdomTree’s Executive Severance Plan (the “Plan”), I enter into this Employee Confidentiality, Assignment and Restrictive Covenant Agreement (this “Agreement”) and I agree to the terms and conditions in this Agreement.

1.        Confidential Information. I agree that all information, whether or not in writing, concerning the business, technology, business relationships or financial affairs of any of the Company Entities or any investment company to which any of the Company Entities serve, have served or may in the future serve, as an investment advisor or manager (each such investment company, a “WT Advised Issuer,” and collectively, the “WT Advised Issuers”) and that the Company Entities and the WT Advised Issuers (as applicable) have not released to the general public (collectively, “Confidential Information”) and all tangible embodiments thereof are and will be the exclusive property of the respective Company Entity or WT Advised Issuer, as applicable. By way of illustration, Confidential Information may include information or material that has not been made generally available to the public, such as: (a) corporate information, including plans, strategies, methods, policies, resolutions, negotiations or litigation; (b) marketing information, including strategies, methods, customer or business partner identities or other information about customers, business partners, prospect identities or other information about prospects, or market analyses or projections; (c) financial information, including cost and performance data, debt arrangements, equity structure, investors and holdings, purchasing and sales data and price lists, financial forecasts, pricing methodologies, market share data; (d) operational or technological information, including plans, specifications, manuals, forms, templates, software codes and designs, algorithms, technical data and strategies, research and development strategies, hardware configuration information, designs, methods, procedures or modalities, formulae, data, reports, discoveries, inventions, materials, improvements, concepts, ideas, models, processes, know-how and trade secrets, and other Intellectual Property (as defined below), agreements with third parties; and (e) personnel information, including personnel lists, reporting or organizational structure, resumes, personnel data, performance evaluations and termination arrangements or documents. Confidential Information also includes information received in confidence by the Company Entities or the WT Advised Issuers from their respective customers, suppliers, business partners or other third parties.

2.        Recognition of Company’s Rights. I will not, at any time, without the Employer’s prior written permission, either during or after my employment, disclose any Confidential Information to anyone outside of the Company Entities, or use or permit to be used any Confidential Information for any purpose other than the performance of my duties as an employee of the Employer. I will cooperate with the Company Entities and use my best efforts to prevent the unauthorized disclosure or use of all Confidential Information. I will deliver to the Chief Legal Officer of WisdomTree all copies and other tangible embodiments of Confidential Information in my possession or control upon the earlier of a request by the Company Entities or termination of my employment.

3.        Rights of Others. I understand that the Company Entities and WT Advised Issuers are now and may hereafter be subject to nondisclosure or confidentiality agreements with third persons that require the Company Entities and WT Advised Issuers to protect or refrain from use or disclosure of proprietary information. I agree to be bound by the terms of such agreements in the event I have access to such proprietary information. I understand that the Company Entities and WT Advised Issuers strictly prohibit me from using or disclosing confidential or proprietary information belonging to any other person or entity (including any employer or former employer) in connection with my employment. In addition, I agree not to bring any confidential information belonging to any other person or entity onto the Company Entities’ premises, property or into the Company Entities’ workspaces or transfer onto any device, database or technology systems of the Company Entities any such information belonging to any such person or entity.

4.        Commitment to Company Entities; Avoidance of Conflict of Interest. While an employee of the Employer, I will not, directly or indirectly, engage in (a) any business activity that is competitive with, or conflicts with, the business activities of the Company Entities or (b) without the prior written approval of the Chief Legal Officer of WisdomTree, any other outside business activity. I will advise the Chief Legal Officer of WisdomTree or such person’s designee at such time as any activity of either the Company Entities or another business presents me with a conflict of interest or the appearance of a conflict of interest as an employee of the Employer. I will take whatever action is requested of me by WisdomTree to resolve any conflict or appearance of conflict which it or any other Company Entity finds to exist.

5.        Developments. During my employment, I will disclose to the Company Entities all artwork, articles, materials, memoranda, reports, writings, research, software, programs, promotions, compilations, designs, drawings, layouts, models, patterns, know-how, inventions, ideas, formulas, procedures, processes, concepts, discoveries, technology, algorithms, designs, methods, improvements or other works of any nature whatsoever, that are created, prepared, produced, authored, edited, amended, conceived, or reduced to practice by me individually or jointly with others, including but not limited to market indices, research procedures and models, which relate directly or indirectly to the business of the Company Entities or arise out of my employment with the Employer or my service as an officer of the other entities comprising the Company Entities or the use of the Company Entities’ property or resources including, without limitation, any market indices, research procedures, models, ideas, proposals and plans which may be copyrighted, trademarked, patented or otherwise protected (collectively, “Intellectual Property”). It is understood and agreed that Intellectual Property does not include ideas, proposals or plans of a legal nature that are commonly known among attorneys counseling companies in the exchange traded products industry or digital assets industry. To preclude any possible uncertainty, if there is any Intellectual Property that I have, alone or jointly with others, conceived, developed or reduced to practice prior to the commencement of my employment with the Employer that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (“Prior Inventions”), I have set forth on Exhibit A attached hereto a complete list of those Prior Inventions. If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. If, in the course of my employment with the Employer, I incorporate a Prior Invention into a product, process or machine, research or development program, or other work done for the Company Entities, I hereby grant to the Company Entities a nonexclusive, royalty-free, fully paid-up, irrevocable, worldwide license (with the full right to sublicense directly and indirectly through multiple tiers) to make, have made, modify, use, sell, offer for sale and import such Prior Invention.

I agree that, as between me and the Company Entities, all such Intellectual Property will be the sole property of the Company Entities. I expressly understand and agree that any and all Intellectual Property constitutes a “work for hire” under applicable law, including the U.S. Copyright Law. In the event any Intellectual Property is not regarded as a “work for hire,” I hereby assign to Employing Company (as defined below) the sole and exclusive right to all Intellectual Property and all related patents, patent applications, trademarks and trademark applications, copyrights and copyright applications, sui generis database rights and other intellectual property rights in all countries and territories worldwide and under any international conventions (collectively, “Intellectual Property Rights”). I agree that I will promptly disclose to the Company Entities any and all Intellectual Property, and that, upon request of the Company Entities, I will execute and deliver any and all documents or instruments and take any other action that the Company Entities will deem necessary to assign to and vest completely in the Employing Company, to perfect trademark, copyright and patent protection with respect to, or to otherwise protect the Company Entities’ trade secrets and proprietary interest in the Intellectual Property. With respect to any Intellectual Property and Intellectual Property Rights assigned hereunder to the Company Entities, during my employment and at any time thereafter, I will, at the request and expense of the Company Entities, sign, execute, make and do all such deeds, documents, acts and things as the Company Entities and their duly authorized agents may reasonably require: (i) to apply for, obtain and vest in the name of the Company Entities alone (unless the Company Entities otherwise directs) trademarks, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and (ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such trademarks, copyrights, patents or other analogous protection. In the event I do not, within five (5) days after delivery to me, execute and deliver such documents reasonably necessary to vest in the Company Entities all right, title and interest in such Intellectual Property, I hereby irrevocably designate and appoint the Company Entities and their duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of trademarks, copyright or other analogous protection thereon with the same legal force and effect as if executed by me. The obligations of this Section will continue after the termination of my employment with respect to such Intellectual Property conceived of or developed by me while employed by the Employing Company. The Company Entities agree to pay any and all copyright, trademark and patent fees and expenses or the costs incurred by me at the Company Entities’ request for any assistance rendered to the Company Entities pursuant to this Section 5. I understand that to the extent this Agreement is required to be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this Section 5 will be interpreted not to apply to any invention that a court rules and/or the Company Entities agree falls within such classes.

For the purposes of this Section 5, the term “Employing Company” means the entity employing me at the time that the applicable Intellectual Property is created, made, conceived or reduced to practice. If I am jointly employed by two or more entities at such time, the Employing Company means the entity that is the primary employer.

6.        Documents and Other Materials. I will keep and maintain adequate and current records of all Confidential Information and Intellectual Property developed by me during my employment, which records will be available to and remain the sole property of the Company Entities at all times.

Subject to Section 5, all files, letters, notes, memoranda, reports, records, data, sketches, drawings, notebooks, layouts, charts, quotations and proposals, specification sheets, blueprints, models, prototypes, or other written, photographic or other tangible or electronic material containing Confidential Information, whether created by me or others, which come into my custody or possession, are the exclusive property of the Company Entities to be used by me only in the performance of my duties for the Employer, other Company Entities and WT Advised Issuers, as applicable. Any property situated on the Company Entities’ premises or saved on the Company Entities’ technology systems and databases and owned by the Company Entities, including without limitation desktop or laptop computers, tablets, disks and other storage media, filing cabinets or other work areas or on the Company Entities’ networks or servers, is subject to inspection by the Company Entities at any time with or without notice. In the event of the termination of my employment for any reason, I will deliver to the Company Entities all property and equipment of the Company Entities in my possession, custody or control, including all files, letters, notes, memoranda, reports, records, data, sketches, drawings, notebooks, layouts, charts, quotations and proposals, specification sheets, blueprints, models, prototypes, or other written, photographic or other tangible or electronic material containing Confidential Information, and other materials of any nature pertaining to the Confidential Information of the Company Entities and WT Advised Issuers and to my work, and will not take or keep in my possession any of the foregoing or any copies.

7.        Protection of Confidential Information and Intellectual Property; Associated Noncompetition and Nonsolicitation Obligations.

(a)        I agree that my services hereunder are of a special, unique and extraordinary character, and that my position with the Employer places me in a position of confidence and trust. I further acknowledge that in the course of rendering services to the Employer, other Company Entities and WT Advised Issuers, as applicable, I have obtained and will obtain Confidential Information of the Company Entities and WT Advised Issuers and gain access to customer goodwill. Accordingly, I agree that during my employment by the Employer and for a one-year period thereafter (the “Restricted Period”) with respect to clause (i) below, and at all times both during and after my employment with respect to clause (ii) below, I shall not, directly or indirectly, whether as owner, partner, shareholder, director, manager, consultant, agent, employee, co-venturer or otherwise:

(i)        solicit, entice, or attempt to persuade any officer, director, employee, or agent of the Company Entities to become an officer, director, employee, or agent of, or perform services in any other capacity on behalf of, myself or any other person or entity; or

(ii)        disparage the reputation of the Company Entities or the respective directors, trustees, officers or employees of the Company Entities, or the product and service offerings of the Company Entities, including, without limitation, through written or spoken communication relating to the Company Entities, its personnel or its products and services; provided, that nothing in the foregoing subsection (ii) shall affect or impede any of my rights under the National Labor Relations Act, including my right to engage in concerted group activity and to communicate with colleagues and/or third parties (such as labor unions and their representatives) including regarding working conditions.

(b)        For three (3) months following the Date of Termination (as defined in the Plan) in the event of either (i) an Involuntary Termination (as defined in the Plan) or (ii) if the Employer or WisdomTree makes a Three-Month Restrictive Covenant Election under the Plan, I shall not directly or indirectly engage or participate, directly or indirectly (whether as an officer, director, employee, partner, consultant, holder of an equity or debt investment, lender, or in any other manner or capacity) (collectively, “Participate”), in the business or affairs of any Competitor (as defined below) unless (A) the Competitor also engages in activities other than in a Competitive Business (as defined below), (B) I do not occupy, with or at the Competitor, a corporate executive position that provides oversight of or support to such Competitor’s activities in a Competitive Business and (C) I do not Participate in the Competitive Business-related activities of the Competitor (and instead I engage solely in activities that do not concern a Competitive Business) (this Section 7(b), the “Three-Month Restrictive Covenant”).

(c)        For twelve (12) months following the date of my Post-Change of Control Termination (as defined in the Plan), I shall not directly or indirectly Participate in the business or affairs of any Restricted Competitor (as defined below) unless (i) the Restricted Competitor also engages in activities other than in a Competitive Business, (ii) I do not occupy, with or at the Restricted Competitor, a corporate executive position with the Restricted Competitor that provides oversight of or support to such Restricted Competitor’s activities in a Competitive Business and (iii) I do not Participate in the Competitive Business-related activities of the Restricted Competitor (and instead I engage solely in activities that do not concern a Competitive Business) (this Section 7(c), the “Twelve-Month Restrictive Covenant”).

(d)        To the extent I am an attorney admitted to practice in the State of New York, or any other state that limits the applicability of noncompetition provisions with respect to attorneys, the restrictions set forth in Sections 7(b) and 7(c) shall be binding on me only to the extent permissible under Rule 5.6 of the New York Rules of Professional Conduct (or the corresponding rule in such other state, if applicable). By way of explanation, if I am an attorney admitted to practice in the State of New York (or any other state that limits the applicability of noncompetition provisions with respect to attorneys) the restrictions contained in the aforementioned paragraphs shall be enforceable to the extent they seek to prohibit me from Participating in the affairs of a Competitor in a position that is non-legal in nature and does not require admittance to practice law as a pre-requisite to holding such position.

(e)        Definitions.

(i)        “AUM” means assets under management of an ETF Sponsor or ETP Sponsor as calculated and reported by Bloomberg or its successor, or if not so reported, then calculated by reference to shares outstanding and net asset value of its ETFs or ETPs, as the case may be, as reported by a Bloomberg terminal.

(ii)        “Competing ETF Sponsor” means an ETF Sponsor that is one of the top ten (10) ETF Sponsors in the United States based upon the AUM of its United States-listed ETFs, as of the end of the fiscal quarter immediately preceding the Date of Termination.

(iii)        “Competing ETP Sponsor” means an ETP Sponsor that is one of the top ten (10) ETP Sponsors in the European Union and the United Kingdom combined based upon the AUM of its European Union- and United Kingdom-listed ETPs, as of the end of the fiscal quarter immediately preceding the Date of Termination.

(iv)        “Competitive Business” means (i) the business of being an ETF Sponsor, (ii) the business of being an ETP sponsor or (iii) a business that competes with the WisdomTree Digital Business.

(v)        “Competitor” means any entity that (i) is an ETF Sponsor in the United States, (ii) is an ETP Sponsor in the European Union and/or the United Kingdom or (iii) competes with the WisdomTree Digital Business.

(vi)        “ETF” means:

(A)        any open-end management investment company or unit investment trust registered under the Investment Company Act of 1940, as amended (the “1940 Act”) that issues and redeems any series of redeemable securities in compliance with the conditions of an exemptive order or regulation issued or promulgated by the U.S. Securities and Exchange Commission permitting, among other things, (I) the shares to be issued and redeemed only in large aggregations, and (II) secondary market transactions in the shares to occur at negotiated prices on national securities exchanges, as defined in Section 2(a)(26) of the 1940 Act (an “Exchange”), and lists such redeemable securities for trading on an Exchange; and

(B)        any exchange traded product, such as a grantor trust or other entity registered under the Securities Act of 1933, as amended (the “1933 Act”), (I) that is not registered as an investment company under the 1940 Act, (II) that is typically treated as a pass through entity under the Internal Revenue Code of 1986, as amended, (III) that issues and redeems a series of redeemable securities in large aggregations, and (IV) whose redeemable securities are listed for trading on one or more Exchanges and trade through secondary market transactions at negotiated prices on such Exchanges; or any exchange traded note registered under the 1933 Act that (x) provides for payments based on the performance of an index or pool of assets, (y) trades through secondary market transactions at negotiated prices on one or more Exchanges, and (z) is listed for trading on one or more Exchanges.

(vii)        “ETF Sponsor” means an entity that is, or as a result of my engagement or participation would become, a sponsor or promoter of an ETF or the investment advisor or investment manager to an ETF.

(viii)        “ETP” means an entity, or any exchange traded product, that issues securities that represent an entitlement by the holder to an investment return obtained by the entity by investing in securities, notes, commodities, cryptocurrencies or swaps to seek to achieve a stated investment purpose.

(ix)        “ETP Sponsor” means an entity that is, or as a result of my engagement or participation would become, a sponsor or promoter of an ETP or the advisor or manager to an ETP.

(x)        “Restricted Competitor” means any entity that (i) is a Competing ETF Sponsor, (ii) is a Competing ETP Sponsor or (iii) competes with the WisdomTree Digital Business in any jurisdiction where the Digital Wallet (as defined below) is offered to customers.

(xi)        “WisdomTree Digital Business” means the business of developing and/or operating a platform for the purchase, sale and exchange of blockchain-based digital assets, the issuance of tokens representing such assets, and/or the development and operation of a digital wallet via a mobile telephone application that provides services related thereto to facilitate such activity (“Digital Wallet”).

(f)        My ownership, in the aggregate, of less than 1% of the outstanding shares of capital stock of any corporation with revenues in excess of $100,000,000 and one or more classes of its capital stock listed on an Exchange shall not constitute a violation of the restrictions contained in clauses (b) or (c) above.

8.        Government Contracts. I acknowledge that the Company Entities may have, from time to time, agreements with other persons or with the United States government or its agencies that impose obligations or restrictions on the Company Entities regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. I agree to comply with any such obligations or restrictions upon the direction of the Company Entities. In addition to the rights assigned under Section 5, I also assign to the applicable Company Entity (or any of its nominees) all rights that I have or acquired in any Intellectual Property, full title to which is required to be in the United States under any contract between any such Company Entity and the United States or any of its agencies.

9.        Prior Agreements. I hereby represent that, except as I have fully disclosed previously in writing to the Employer or WisdomTree, I am not bound by the terms of any agreement with any previous or current employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of my employment with the Employer or to refrain from competing, directly or indirectly, with the business of such employer or any other party. I further represent that my performance of all of the terms of this Agreement as an employee of the Employer does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Employer. I will not disclose to the Company Entities or the WT Advised Issuers, as applicable, or induce the Company Entities or the WT Advised Issuers, as applicable, to use any confidential or proprietary information or material belonging to any previous employer or others.

10.        Remedies Upon Breach. If I commit a material breach, or if there are facts that indicate that I intend or I am about to commit a material breach, of any of the provisions of this Agreement, the Company Entities will have all legal and equitable rights available to it, including, without limitation, the right and remedy:

(a)        to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, including, but not limited to, granting the Company Entities an injunction against me, it being acknowledged and agreed by me that the services being rendered hereunder to the Company Entities are of a special, unique, and extraordinary character and that any such breach or threatened breach will cause irreparable injury to the Company Entities and that money damages will not provide an adequate remedy to the Company Entities; and

(b)        (x) to the fullest extent permitted by applicable law, to require me to account for and pay over to the Company Entities all compensation, profits, monies, accruals, increments or benefits (collectively “Benefits”) derived or received by me as the result of any transactions constituting a breach of any of the provisions of this Agreement, and I hereby agree to account for and pay over such Benefits to the Company Entities, and (y) to cease any severance payments that would otherwise be payable to me.

If any of the Company Entities shall initiate any legal proceeding to enforce the rights granted to it pursuant to this Agreement, the substantially prevailing party in such a proceeding shall be entitled to recover from the non-prevailing party all of its costs of enforcement or defense (as the case may be), including reasonable attorney’s fees and expenses.

If I commit a material breach of any of my obligations under this Agreement, the time period for which the obligation at issue shall run shall be tolled during the time such material breach is ongoing until the first date on which I cease to be in material breach of such obligation.

Each of the rights and remedies enumerated in this Section 10 will be independent of the other, and will be severally enforceable, and such rights and remedies will be in addition to, and not in lieu of, any other rights and remedies available to the Company Entities under law or equity. If any provision of Section 7 is held to be unenforceable because of the scope, duration, or area of its applicability, the tribunal making such determination will have the power to modify such scope, duration, or area, or all of them, and such provision or provisions will then be applicable in such modified form.

11.        Use of Voice, Image and Likeness. I give the Company Entities permission to use any and all of my voice, image and likeness, with or without using my name, in connection with the products and/or services of the Company Entities, for the purposes of advertising and promoting such products and/or services and/or the Company Entities, and/or for other purposes deemed appropriate by the Company Entities in its reasonable discretion, except to the extent prohibited by law.

12.        No Employment Obligation. I understand that this Agreement does not create an obligation on any of the Company Entities or any other person to continue my employment. I acknowledge that, unless otherwise agreed in a formal written employment agreement signed on behalf of the Employer by an authorized officer, my employment with the Employer is at will and therefore may be terminated by the Employer or me at any time and for any reason, with or without cause.

13.        Survival and Assignment by the Company. I understand that my obligations under this Agreement will continue in accordance with its express terms regardless of any changes in my title, position, duties, salary, compensation or benefits or other terms and conditions of employment. I further understand that my obligations under this Agreement will continue following the termination of my employment regardless of the manner of such termination and will be binding upon my heirs, executors and administrators. The Company Entities will have the right to assign this Agreement to their affiliates, successors and assigns. I expressly consent to be bound by the provisions of this Agreement for the benefit of the Company Entities or any parent, subsidiary or affiliate to whose employ I may be transferred without the necessity that this Agreement be re-signed at the time of such transfer. Further to the foregoing, for purposes of this Agreement, if my employment is transferred from the Employer to another member of the Company Entities, references herein to “Employer” shall be read to be such new employing entity, as applicable.

14.        Notice of Resignation. If I elect to resign from my employment with the Employer, I agree to provide the Employer with written notification of my resignation at least ten (10) business days prior to my intended resignation date. Such notice shall include information in reasonable detail about my post-employment job duties and other business activities, including the name and address of any subsequent employer and/or person or entity with whom or which I intend to engage in business activities during the Restricted Period and the nature of my job duties and other business activities. The Employer may elect to waive all or part of the 10-business day notice period in its sole discretion, and such waiver shall not result in a termination by the Employer for purposes of this Agreement or any other agreement to which any of the Company Entities and I are party.

15.        Post-Employment Notifications. During the Restricted Period, I will notify the Employer of any change in my address and of each subsequent employment or business activity, including the name and address of my employer or other post-employment plans and the nature of my activities.

16.        Disclosures During Restricted Period. I will provide a copy of this Agreement to any person or entity with whom I may enter into a business relationship, whether as an employee, consultant, partner, coventurer or otherwise, prior to entering into such business relationship during any restricted period.

17.        Waiver. I acknowledge and agree that no waiver of any of my obligations under this Agreement shall be effective unless made in writing by the Employer or WisdomTree. The failure of the Company Entities to require my performance of any term or obligation of this Agreement, or the waiver of any breach of this Agreement, shall not prevent the Company Entities’ subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

18.        Severability. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. In case any provisions (or portions thereof) contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. To the extent applicable law requires additional consideration for this Agreement, any equity, cash incentive, or severance compensation for which the Company Entities may (in their sole discretion) make me eligible shall (in each case and independent of the other) constitute such consideration.

19.        Choice of Law and Jurisdiction. This Agreement will be deemed to be made and entered into in the State of New York (the “State”), and will in all respects be interpreted, enforced and governed under the laws of the State. I hereby consent to the exclusive jurisdiction of the state and federal courts situated within the State for purposes of enforcing this Agreement or for any other lawsuit relating to or arising under this Agreement, and I hereby waive any objection that I might have to personal jurisdiction or venue in those courts.

20.        Independence of Obligations. My obligations under this Agreement are independent of any obligation, contractual or otherwise, the Company Entities have to me. The Company Entities’ breach of any such obligation shall not be a defense against the enforcement of this Agreement or otherwise limit my obligations under this Agreement.

21.        Protected Disclosures. I understand that nothing contained in this Agreement limits my ability to communicate with any federal, state or local governmental agency or commission, including to provide documents or other information, without notice to the Company Entities. I also understand that nothing in this Agreement limits my ability to share compensation information concerning myself or others, except that this does not permit me to disclose compensation information concerning others that I obtain because my job responsibilities require or allow access to such information.

22.        Defend Trade Secrets Act of 2016; Other Legal Disclosures. I understand that nothing in this Agreement shall be interpreted or applied to prohibit me from making any good faith report to any governmental agency or other governmental entity concerning any acts or omissions that I may believe to constitute a possible violation of federal or state law or making other disclosures that are protected under the whistleblower provisions of applicable federal or state law or regulation. In addition, for the avoidance of doubt, I understand that pursuant to the federal Defend Trade Secrets Act of 2016, I shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

23.        Other Agreements; Amendment. This Agreement supplements and does not supersede any other confidentiality, assignment of inventions or restrictive covenant agreement between any of the Company Entities and me, including the provisions contained in my offer letter with the Employer. To the extent that this Agreement addresses similar subject matters, this Agreement supersedes any other agreements between any of the Company Entities and me with respect to such subject matters. Notwithstanding anything herein to the contrary, nothing in this Agreement shall limit or restrict my right to initiate a legal proceeding in a court of law or equity to seek indemnification from any Company Entity pursuant to any written indemnification agreement with such Company Entity and my right to have such Company Entity reimburse me for my expenses, including reasonable attorney’s fees, under such written agreement in connection with enforcing my claim for indemnification thereunder, as applicable. This Agreement may be amended only in a written agreement executed by a duly authorized officer of the Employer and WisdomTree and me.

24.        Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together constitutes one and the same agreement. Each party agrees that electronic signatures of the parties included in this Agreement will have the same force and effect as manual signatures. Delivery of an executed counterpart of this Agreement electronically shall be effective as delivery of an original executed counterpart of this Agreement.

[Remainder of Page Intentionally Left Blank]

I UNDERSTAND THAT THIS AGREEMENT AFFECTS IMPORTANT RIGHTS. BY SIGNING BELOW, I CERTIFY THAT I HAVE READ IT CAREFULLY AND AM SATISFIED THAT I UNDERSTAND IT COMPLETELY.

I ACKNOWLEDGE AND AGREE THAT THE TERMS OF THIS AGREEMENT WILL APPLY TO MY ENTIRE SERVICE RELATIONSHIP WITH THE EMPLOYER, INCLUDING WITHOUT LIMITATION ANY PERIOD OF SERVICE PRIOR TO THE DATE OF MY SIGNATURE BELOW.

IN WITNESS WHEREOF, the undersigned has executed this Agreement and it shall become effective when it is fully executed by all parties.

EMPLOYEE

Signed:

Type or print name:

Date:

EMPLOYER

[NAME OF EMPLOYER]

By:
Name:
Title:

Date:

WISDOMTREE, INC.

By:
Name:
Title:

Date:

EXHIBIT A

To:        COMPANY ENTITIES

From:

Date:

SUBJECT:         Prior Inventions

            The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by the Employer that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Employer:

☐ No inventions or improvements

☐ See below:

☐ Additional sheets attached

The following is a list of all patents and patent applications in which I have been named as an inventor:

☐ None

☐ See below: